AMENDMENT TO

AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

This Amendment to the Amended and Restated Fund Accounting Servicing Agreement (this “Amendment”), dated August 26, 2014, is made and entered into by and among LKCM Funds, a Delaware statutory trust (“Trust”), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the Trust and USBFS are parties to that certain Amended and Restated Fund Accounting Servicing Agreement, dated November 17, 2009, as amended (the “Agreement”).

WHEREAS, the parties desire to amend the fees of the Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1. Amendment. Effective as of the date hereof, Exhibit B of the Agreement shall be replaced in its entirety by Amended Exhibit B attached to this Amendment.

2. Full Force and Effect. Except as expressly set forth herein, the Agreement, as amended hereby, shall remain in full force and effect.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

LKCM FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Jacob D. Smith	By:	/s/ Michael R. McVoy

Name:	Jacob D. Smith	Name:	Michael R. McVoy

Title:	CFO/CCO	Title:	Executive Vice President

Amended Exhibit B to the Amended and Restated Fund Accounting Servicing Agreement – LKCM Funds

LKCM FUNDS FUND ACCOUNTING SERVICES ANNUAL FEE SCHEDULE Effective October 1, 2014

Annual Fund Accounting Fee Based Upon Average Net Assets Per Fund*

Base fee on the first $[ ] plus

[ ] basis points on the next $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the balance

Annual Base Fee on First $[ ]

$[ ] per domestic equity fund

$[ ] per domestic balanced fund

$[ ] per domestic fixed income fund

$[ ] per international fixed income and global fixed income fund

•    [ ] % waiver on base fee- LKCM Balanced Fund

•    [ ] % waiver on base fee- LKCM Aquinas Small Cap Fund

**Fee waiver will be removed the earlier of September 1, [ ] or when the Fund’s market value reaches $[ ].

Multiple Classes (Waived)

- Additional fee of $[ ] for each additional class and/or for a Controlled Foreign Corporation (CFG)

Master/Feeder Funds

Each master and feeder is charged according to the schedule.

Multiple Manager Funds

Additional base fee:

$[ ] per manager/sub-advisor per fund

Additional Services

Master/Feeder structures and additional services mutually agreed upon

CCO Support Services — $[ ] per year

Subject to annual CPI increases, Milwaukee MSA

All fees are calculate pro rata and billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor service.

Pricing Services **

•    $[ ]—Domestic and Canadian Equities

•    $[ ]—Options, ADRs

•    $[ ]—Domestic Corp/Convertible/Gov/Agency Bonds, Foreign Equities, Futures, Forwards, Currency Rates, Mortgage Backed Securities

•    $[ ]—CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible /Gov’t/Agency Bonds, Asset Backed Securities, High Yield Securities

•    $[ ] – Bank Loans

•    $[ ] International Equities and Bonds

•    $[ ] /Foreign Equity Security/Month Corporate Action Service

•    $[ ] /Domestic Equity Security per Month Corporate Action Service

•    $[ ] /Fund per day – Credit Default Swaps/Swaptions

•    $[ ] /Fund per day – Basic Interest Rate Swaps

•    $[ ] /month Manual Security Pricing (>[ ] /day)

**Per Security per fund per pricing day

NOTE: Prices above are based on using U.S. Bancorp pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Fair Value Services (Charged at the Complex Level)

•    $[ ] on the First [ ] Securities

•    $[ ] on the Balance of Securities

Extraordinary services – quoted separately

Conversion Estimate – [ ] month’s fee (if necessary)

Out-of-Pocket Expenses

Including but limited to factor services, SWIFT processing, and customized reporting.

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc